BlackRock Corporate High Yield Fund

 2.28.2014 Semi-Annual N-SAR

EXHIBIT 77Q3:

Because the electronic format for filing Form NSAR does not provide adequate space for responding to Item  86A2 correctly, the correct answer is as follows:

Item 86A1 – 91,181

Item 86A2– 1,178,343